UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On September 29, 2009, HealthEase of Florida, Inc. (“HealthEase”) and WellCare of Florida, Inc. (“WCFL”), both wholly-owned subsidiaries of WellCare Health Plans, Inc. (“WellCare”), executed a Contract to Provide Comprehensive Medical Services (the “Healthy Kids Contract”) among HealthEase, WCFL and the Florida Healthy Kids Corporation (“FHKC”).

The Healthy Kids Contract replaces in its entirety the Contract to Provide Comprehensive Medical Services among HealthEase, WCFL and FHKC dated August 13, 2008 (the “Prior Contract”), which expired pursuant to its terms on September 30, 2009.

Pursuant to the Healthy Kids Contract, HealthEase and WCFL will offer coordinated care plans to eligible beneficiaries of the Florida Healthy Kids Program in a total of 16 Florida counties.  The Healthy Kids Contract is effective from October 1, 2009 through September 30, 2010.  However, it may be terminated earlier by FHKC at any time with cause or for convenience.

Set forth below is a summary of the material terms and conditions of the Healthy Kids Contract.  Among other things, the Healthy Kids Contract:

•	Provides for the medical benefits HealthEase and WCFL are required to provide to members;

•
Sets the capitation rates payable by FHKC to HealthEase and WCFL, which range from $87.86 to $121.40 per member per month based on, among other things, the member’s county of residence. WellCare estimates that these capitation rates represent an overall rate increase of slightly more than 5% over the rates payable under the Prior Contract;

•
Establishes certain performance standards for HealthEase and WCFL relating to measures such as access to care, including minimum geographical access requirements relating to primary and specialty care and minimum standards regarding access to appointment times;

•	Provides for the procedures for the enrollment and disenrollment of members into the coordinated care plans offered by HealthEase and WCFL;

•
Requires HealthEase and WCFL to maintain a compliance program, including the adoption of measures to detect and prevent fraud and abuse, the appointment of a compliance officer and the adoption of non-retaliation policies;

•
Provides for requirements relating to communications with members and potential members including required communications, such as the distribution of member handbooks and the provision of translation services; and

•	Provides for reporting and record retention obligations for HealthEase and WCFL.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Healthy Kids Contract.  The above description is qualified in its entirety by reference to the Healthy Kids Contract, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits

 (d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Contract to Provide Comprehensive Medical Services among HealthEase of Florida, Inc., WellCare of Florida, Inc., and the Florida Healthy Kids Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2009	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Contract to Provide Comprehensive Medical Services among HealthEase of Florida, Inc., WellCare of Florida, Inc., and the Florida Healthy Kids Corporation.